As filed with the Securities and Exchange Commission on April 18, 2019

Registration No. 333-227726

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-3 REGISTRATION STATEMENT NO. 333-227726

FORM F-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

CLEMENTIA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Canada	98-1128564

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Clementia Pharmaceuticals Inc.
1000 de la Gauchetiere Street West, Suite 1200
Montreal, Quebec, Canada H3B 4W5
(514) 940-3600

(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices)

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Katherine D. Ashley

Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Ave NW

Washington D.C., 20005
Telephone: (202) 371-7706

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to Registration No. 333-227726 of Clementia Pharmaceuticals Inc., a corporation existing under the Canada Business Corporations Act (the “Company”), on Form F-3 (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission on October 5, 2018, covering an aggregate of $200,000,000 of common shares, no par value.

On April 17, 2019, pursuant to that certain arrangement agreement, dated as of February 24, 2019, among the Company, Ipsen S.A., a société anonyme existing under the Laws of France (“Ipsen”), and 11188291 Canada Inc., a corporation existing under the Canada Business Corporations Act and a wholly owned subsidiary of Ipsen, Ipsen acquired all of the outstanding shares of the Company (the “Plan of Arrangement”).

As a result of the transactions contemplated in the Plan of Arrangement the Company has terminated all offerings of the Company’s securities pursuant to the above-referenced Registration Statement. The Company, by filing this Post-Effective Amendment, hereby terminates the effectiveness of the Registration Statement and removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof. This filing is made in accordance with an undertaking in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Province of Quebec, on this 18th day of April, 2019.*

CLEMENTIA PHARMACEUTICALS INC.

By:	/s/ Steve Forte
	Name:	Steve Forte
	Title:	Chief Financial Officer

* Pursuant to Rule 478 under the Securities Act no other person is required to sign this Post-Effective Amendment No. 1.